Registration No. 33-



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              Appalachian Power Company
                (Exact name of registrant as specified in its charter)

          Virginia                                               54-0124790
          (State or other jurisdiction                     (I.R.S. Employer
          of incorporation or organization)             Identification No.)

          40 Franklin Road
          Roanoke, Virginia                                           24011
          (Address of principal executive offices)               (Zip Code)

           Registrant's telephone number, including area code: 703-985-2300

                       G. P. MALONEY, Executive Vice President
                     AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  1 Riverside Plaza
                                 Columbus, Ohio 43215
                       (Name and address of agent for service)

             It is respectfully requested that the Commission send copies of all notices, orders and communications to:

          Simpson Thacher & Bartlett         Dewey Ballantine
          425 Lexington Avenue               1301 Avenue of the Americas
          New York, N.Y. 10017-3909          New York, N.Y. 10019-6092
          Attention: James M. Cotter         Attention: E. N. Ellis, IV


          Approximate date of commencement of  proposed sale to the public:
          At   such  time  or  times  after   the  effective  date  of  the
          Registration Statement as the registrant shall determine.


               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]





                           CALCULATION OF REGISTRATION FEE

             Title of                 Proposed
            Each Class                 Maximum    Proposed
                of                    Offering    Maximum
            Securities     Amount       Price    Aggregate     Amount of
              to be         to be        Per      Offering    Registration
            Registered   Registered     Unit*      Price*         Fee

               Debt
            Securities  $146,000,000    100%    $146,000,000    $50,345

          *Estimated solely for purpose of calculating the registration fee.


               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



          The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to $4,000,000 of Debt Securities of the registrant remaining unsold under Registration Statement No. 33-50229.



          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                      SUBJECT TO COMPLETION, DATED APRIL 4, 1995

          PROSPECTUS

                              Appalachian Power Company
                                     $150,000,000
                                   Debt Securities






               Appalachian Power Company (the "Company") intends to offer, from time to time, up to $150,000,000 aggregate principal amount of its Debt Securities consisting of First Mortgage Bonds (the "new Bonds") in one or more series and/or First Mortgage Bonds, Designated Secured Medium Term Notes (the "Notes"), in one or more series, at prices and on terms to be determined at the time or times of sale (the new Bonds and the Notes are hereinafter collectively referred to as the "Debt Securities"). The aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, dividend restrictions in addition to those described herein, if any, and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus or pricing supplement ("Prospectus Supplement").


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The Company may sell the Debt Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale.

                    The date of this Prospectus is April ___, 1995


               No dealer,  salesperson or other person  has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this  Prospectus or  any Prospectus  Supplement relating  hereto, and, if  given or made,  such information or  representation must not be  relied upon as having  been authorized by the  Company or
          any underwriter,   agent or dealer.  Neither  this Prospectus nor
          this Prospectus as supplemented by any Prospectus Supplement constitutes an offer to sell, or a solicitation of an offer to buy, by any  underwriter, agent or dealer in  any jurisdiction in which it  is unlawful  for such underwriter,  agent or  dealer to make such an offer or solicitation. Neither the delivery of this Prospectus or this Prospectus as supplemented by any Prospectus
          Supplement  nor  any  sale   made  thereunder  shall,  under  any
          circumstances,  create any  implication  that there  has been  no





          change in the affairs of the Company since the date hereof or thereof.

                                AVAILABLE INFORMATION

               The Company is subject  to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain of the Company's securities are listed on the New York Stock Exchange, Inc., where reports and other information concerning the Company may also be inspected.

                         DOCUMENTS INCORPORATED BY REFERENCE

               The following document filed by the Company with the SEC is incorporated in this Prospectus by reference:

               -- The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

               All documents subsequently filed  by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company  will provide without  charge to each  person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such  person, a copy of any or all  of the
          documents  described  above  which   have  been  incorporated  by
          reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G. C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone





          number: 614-223-1000). The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

                                     THE COMPANY

               The  Company   is  engaged  in   the  generation,  purchase,
          transmission and distribution of electric power to approximately 848,000 customers in Virginia and West Virginia, and in supplying electric power at wholesale to other electric utility companies and municipalities in those states and in Tennessee. Its principal executive offices are located at 40 Franklin Road, S.W., Roanoke, Virginia 24011 (telephone number: 703-985-2300). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).

                                   USE OF PROCEEDS

               The Company proposes to use the proceeds from the sales of the Debt Securities to refund long-term debt, and to the extent internally generated funds are insufficient, to fund its construction program, or to repay short-term unsecured indebtedness incurred to refund long-term debt. The Company's First Mortgage Bonds, 9-7/8% Series due 2020 ($47,500,000 principal amount outstanding) may be redeemed on or after December 1, 1995.

               The Company has estimated that its consolidated construction costs (inclusive of allowance for funds used during construction) during 1995 will be approximately $214,600,000. At March 15, 1995, the Company had approximately $75,900,000 of short-term unsecured indebtedness outstanding.

                          RATIO OF EARNINGS TO FIXED CHARGES

               Below is set forth the ratio of earnings to fixed charges for each of the years in the period 1990 through 1994:

                        12-Month
                      Period Ended                Ratio

                    December 31, 1990             2.63
                    December 31, 1991             2.85
                    December 31, 1992             2.58
                    December 31, 1993             2.69
                    December 31, 1994             2.37

                            DESCRIPTION OF DEBT SECURITIES





               The Debt Securities will be issued under the Mortgage and Deed of Trust, dated as of December 1, 1940, made by the Company to Bankers Trust Company, New York City, as Trustee, as heretofore supplemented and amended and as to be further supplemented (the "Mortgage"). All First Mortgage Bonds (including the Debt Securities) issued and to be issued under the Mortgage are herein sometimes referred to as "Bonds". Copies of the Mortgage, including the respective forms of Supplemental Indenture pursuant to which each series of the Debt Securities will be issued (the "new Supplemental Indenture") are filed as exhibits to the Registration Statement.

               The following statements include brief summaries of certain provisions of instruments under which securities of the Company, including Bonds, have been issued. Certain of these instruments apply to the issuance of Debt Securities. Such instruments, including amendments and supplements thereto, have been filed by the Company as exhibits to the Registration Statement. Such summaries do not purport to be complete and reference is made to such instruments for complete statements of such provisions. Such summaries are qualified in their entirety by such reference and do not relate or give effect to provisions of statutory or common law.

          Form and Exchange

               Unless otherwise set forth in a Prospectus Supplement, Debt Securities in definitive form will be issued only as registered Bonds without coupons in denominations of $1,000 and in multiples thereof authorized by the Company. Debt Securities will be exchangeable for a like aggregate principal amount of the same series of Debt Securities of other authorized denominations, and will be transferable, at the office or agency of the Company in New York City, and at such other office or agency of the Company as the Company may from time to time designate, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the Debt Securities in New York City.

          Maturity, Interest, Redemption, Credit Enhancement, Improvement Fund, Additional Dividend Restrictions and Payment

               Information concerning the maturity, interest, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, any dividend restrictions in addition to those described herein and payment with respect to any series of the Debt Securities will be contained in a Prospectus Supplement.

          Security





               The Debt Securities will be secured, pari passu with Bonds of all other series now or hereafter issued, by the lien of the Mortgage which, except as provided in the following paragraph, constitutes, in the opinion of counsel for the Company, a first lien on substantially all of the fixed physical property and franchises of the Company, subject only to (a) the conditions and limitations in the instruments through which the Company claims title to its properties, (b) "excepted encumbrances" as defined in Section 6 of the Mortgage, including claims later perfected into statutory liens or equitable priorities for taxes, services, materials and supplies, (c) the prior lien of the Trustee for its compensation, expenses and liabilities, and (d) in the case of property acquired of record by the Company since the recordation of the supplemental indenture dated as of March 1, 1995 (not affixed to other property so as thereby to become subject to the Mortgage), recordation of a supplemental indenture conveying such property to the Trustee.

               Property acquired  after the recordation of  the most recent supplemental indenture may be subject to liens, ranking prior to the lien of the Mortgage, existing thereon at the time of acquisition of such property, and the lien thereon of the Mortgage may be subject to the rights of others which may attach prior to recordation of a supplemental indenture conveying such property to the Trustee after its acquisition. The provisions of the Mortgage, in substance, permit releases of property from the lien and the withdrawal of cash proceeds of property released from the lien, not only against new property then becoming subject to the lien, but also against property already subject to the lien of the Mortgage, unless such property was owned at August 31, 1940, or has been made the basis of the issue of Bonds or a credit under Sections 20 or 40 of the Mortgage. Accordingly, any increase in the amount of the mortgaged and pledged property as a result of the after-acquired property clause may be eliminated by means of such releases and withdrawals.

          Issuance of Additional Bonds

               Additional Bonds of any series may be issued in a principal amount equal to:

                    1.   60% of the  cost or the then fair value, whichever
               is  less,   of  property  additions   after  deduction   for
               retirements;

                    2. The principal amount of Bonds or prior lien bonds retired or then to be retired; and

                    3.   The amount of cash deposited with the Trustee;

          but, except as otherwise provided in the Mortgage, only if the net earnings (as defined in Section 7 of the Mortgage) are at least twice the annual interest requirement on all outstanding





          Bonds and indebtedness having an equal or prior lien, including the additional issue. However, no Bonds may be issued against property additions subject to prior liens, as defined in Section 6 of the Mortgage (a) if the principal amount of outstanding prior lien bonds secured thereby exceeds 40% of the cost or fair value (whichever is less) of such property additions or (b) if the principal amount of all Bonds theretofore issued on such basis and continuing on such basis, and the amount of certain other items representing deposited cash withdrawn or property released on such basis, in the aggregate, exceeds 15% of the aggregate  principal  amount  of  all  Bonds  theretofore  issued
          (except Bonds issued under Article VII upon retirement of Bonds previously outstanding under the Mortgage), including the additional issue. (See Sections 4, 7, 24, 26, 27, 28, 29, 30, 31 and 40 of the Mortgage and "Description of Debt Securities-- Modification of the Mortgage" below.)

               The requirement, referred to above, that net earnings be at least twice the annual interest requirements on all outstanding Bonds and indebtedness having an equal or prior lien, including a proposed additional issue of Bonds, is not applicable under certain circumstances where additional Bonds are issued in a principal amount equal to the principal amount of Bonds or prior lien bonds retired or then to be retired (see Section 30 of the Mortgage). In calculating earnings coverages under the provisions of the Mortgage, the Company includes, as a component of earnings, revenues being collected subject to refund and, to the extent not limited by the terms of the Mortgage, an allowance for funds used during construction, including amounts positioned and classified as an allowance for borrowed funds used during construction.

               It is estimated that as of March 16, 1995, the Company had available for use in connection with the authentication of Bonds approximately $1,017,000,000 of unbonded bondable property additions. The Company expects that the Debt Securities will be authenticated upon the basis of Bonds previously retired or to be retired and/or property additions.

          Other  Restrictions  Upon   Creation  and/or  Issuance  of   Debt
          Securities and Other Senior Securities

               There are, in addition to the foregoing restrictions, a number of additional limitations upon the creation and/or issuance by the Company of long-term debt securities and of shares of stock ranking, as to dividends and distributions of assets, prior to the common stock equity of the Company.

               One   limitation  upon  the   issuance  of   long-term  debt
          securities, contained in the debenture agreement under which unsecured debentures of the Company are from time to time issued, consists of a covenant by the Company that it will not incur any Funded Debt, as defined, (a) unless, after giving effect to such additional Funded Debt and to the application of all proceeds





          thereof, the ratio of the Funded Debt of the Company to its Capitalization, as defined, does not exceed 65% (or such higher percentage as shall be authorized by the SEC, or any successor commission thereto, pursuant to an exemption or order under the Public Utility Holding Company Act of 1935 (the "1935 Act")) and the ratio of Common Stock Equity, as defined, of the Company to its Capitalization equals or exceeds 30% (or such lower percentage as shall be authorized or approved by the SEC, or any successor commission thereto, under the 1935 Act), and (b) unless, with certain specified exceptions, the adjusted net earnings of the Company, calculated as therein provided, are not less than twice the annual interest requirements upon all Funded Debt of the Company, including the additional issue. This limitation is more restrictive than the net earnings requirement referred to above under the heading "Description of Debt Securities--Issuance of Additional Bonds" but is not applicable in certain instances to issues of long-term debt securities issued to refund outstanding long-term debt securities. Although the Company has been able to issue significant amounts of Bonds in recent years, earnings coverage requirements did at certain times limit the amount of Bonds (except for refunding purposes) which could have been issued. The debt coverage of the Company under this provision, calculated as of December 31, 1994, based on the amounts then recorded in the accounts of the Company was at least 3.10. In calculating earnings coverages under the provisions of its debenture agreement and charter, the Company includes, as a component of earnings, revenues being collected subject to refund and, to the extent not limited by the terms of the instrument under which the calculation is made, an allowance for funds used during construction, including amounts positioned and classified as an allowance for borrowed funds used during construction.

               The issuance of additional securities is also limited by provisions of the Restated Articles of Incorporation of the
          Company which require the consent of the holders of the Cumulative Preferred Stock then outstanding prior to certain corporate actions.

               The favorable vote of holders of at least two-thirds of the total voting power of the Cumulative Preferred Stock then outstanding is required (see Restated Articles of Incorporation, Article V, Paragraph (7)(A)) (a) to increase the total authorized amount of the Cumulative Preferred Stock, (b) to create or authorize any series of stock (other than a series of the Cumulative Preferred Stock) ranking prior to or on a parity with the Cumulative Preferred Stock as to assets or dividends, or to create or authorize any obligation or security convertible into shares of any such stock, or to issue any such prior ranking stock or security more than twelve months after the date as of which the Company was empowered to create or authorize such stock or security, or (c) to change any of the express terms of the Cumulative Preferred Stock or of any outstanding series thereof in a manner prejudicial to the holders thereof. Under Paragraph





          (7)(A)(c) of Article V of the Restated Articles of Incorporation, if less than all series are prejudicially affected, only the consent of the holders of two-thirds of the total number of votes which holders of the shares of each series so affected are entitled to cast is required.

               The favorable vote of the holders of a majority of the total voting power of the Cumulative Preferred Stock then outstanding is required before the Company may (see Restated Articles of Incorporation, Article V, Paragraph (7)(B)):

                    (a) merge or consolidate with or into any other corporation or corporations, or sell all or substantially all of its assets, unless such action has been approved by the SEC or by a successor regulatory authority;

                    (b)  issue  or assume  any  evidences of  indebtedness,
               secured or unsecured (other than (i) Bonds issued under the Company's Mortgage, (ii) bonds issued under a new mortgage replacing the Mortgage, (iii) bonds issued under any other
               new   mortgage,  provided  the   Mortgage  shall  have  been
               irrevocably  closed against the authentication of additional
               Bonds thereunder, (iv) indebtedness secured by bonds of the Company or by bonds issued under any such new mortgage, (v) indebtedness secured by bonds issued under a mortgage existing at the time of acquisition of property acquired by
               the  Company,   provided  such  mortgage,  or  any  mortgage
               replacing it, is  irrevocably closed against  authentication of additional  bonds thereunder, or (vi)  obligations to pay the purchase price of materials or equipment made in the ordinary course of the Company's business), for purposes other than the refunding or renewing of evidences of indebtedness previously issued or assumed by the Company resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the Cumulative
               Preferred  Stock,   if  immediately  after  such   issue  or
               assumption, (x) the total principal amount of all such indebtedness (other than those referred to in (i) through
               (vi) above) issued or assumed by the Company and then outstanding (including the evidences of indebtedness then to be issued or assumed) would exceed 20% of the sum of (1) the total principal amount of all debt securities of the character hereinbefore described in (i) through (vi) above, issued or assumed by the Company and then to be outstanding, and  (2) the stated capital  and surplus of  the Company, or
               (y) the total outstanding  principal amount of all unsecured debt securities  of the  Company (other than  obligations of the character described  in (vi) above) would  exceed 20% of the sum of (1) the total outstanding principal amount of all bonds or other secured debt of the Company, and (2) the stated capital and surplus of the Company, or (z) the total
               outstanding   principal   amount  of   all   unsecured  debt
               securities of the Company (other than obligations of the character described in (vi) above) of maturities of less





               than 10 years would exceed 10% of the sum of (1) the total principal amount of all bonds or other secured debt of the Company, and (2) the stated capital and surplus of the Company; provided that the payment due upon the maturity of unsecured debt having an original single maturity of 10 or more years or the payment due upon the final maturity of any unsecured serial debt which had original maturities of 10 or more years is not regarded for purposes of this subparagraph
               (b) as unsecured debt of a maturity of less than 10 years until payment thereof is required within 3 years;

                    (c) issue or reissue any shares of the Cumulative Preferred Stock or of any other class of stock ranking on a parity with the outstanding shares of Cumulative Preferred Stock as to dividends or assets for any purpose other than to refinance an amount of outstanding Cumulative Preferred Stock, or stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets, having an aggregate involuntary liquidation amount equal to the aggregate involuntary liquidation amount of such issued or reissued shares, unless (i) the net income of the Company, determined in accordance with generally accepted accounting principles to be available for the payment of dividends for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month of such issuance, is equal to at least twice the annual dividend requirements on the Cumulative Preferred Stock (including dividend requirements on such prior or parity stock), which will be outstanding immediately after such issuance; (ii) the gross income of the Company for the same period determined in accordance with generally accepted accounting principles (but in any event after all taxes including taxes based on income) is equal to at least one and one-half times the aggregate of annual interest charges on indebtedness (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on the Cumulative Preferred Stock (including dividend requirements on such prior or parity stock), which will be outstanding immediately after such issuance; and
               (iii) the aggregate of the Common Stock Equity, as defined, is at least equal to the aggregate amount payable in connection with an involuntary liquidation of the Company with respect to all shares of Cumulative Preferred Stock and all shares of such prior or parity stock, if any, which will be outstanding immediately after such issuance. No dividends may be paid on Common Stock which would result in the reduction of the Common Stock Equity, as defined, below the requirements of clause (iii).

               The restrictions and limitations described or referred to above, which are designed to protect the relative positions of the holders of outstanding senior securities of the Company, can operate in such manner as to limit substantially the additional





          amounts of senior securities which can be issued by the Company. The Company believes that its ability to issue short and long-term debt securities and preferred stock in the amounts required to finance its operations and construction program may depend upon the timely approval of future rate increase applications. If the Company is unable to continue the issue and sale of securities on an orderly basis, the Company will be required to consider the obtaining of additional amounts of common equity, the use of possibly more costly alternative financing arrangements, if available, or the curtailment of its construction program and other outlays.

               Other than the security afforded by the lien of the Mortgage and restrictions on the incurrence of additional debt described above and under "Description of Debt Securities--Issuance of Additional Bonds" herein, there are no provisions of the Mortgage which afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company. However, such a transaction would require regulatory approval and management of the Company believes such approval would be unlikely in a transaction which would result in the Company having a highly leveraged capital structure.

          Maintenance and Replacement Provisions

               Section  40 of the Mortgage  provides (A) in  Part I thereof for the annual deposit by the Company with the Trustee on or before April 30 of an amount in cash or principal amount of Bonds of any series equal to the amount by which a defined percentage (currently 15%) of the base operating revenues, as defined in
          Section 40, less the cost of purchased power during the preceding calendar year exceeds the aggregate amounts expended during such period by the Company for repairs and maintenance and for property substituted for property retired since August 31, 1940
          (see  "Description   of  Debt  Securities--Modification   of  the
          Mortgage" below); and (B) in Part II thereof for the annual deposit (which the Mortgage requires to be made so long as any of the Bonds of any series issued prior to December 31, 1992 are outstanding and which, except as disclosed in a Prospectus Supplement, the new Supplemental Indenture will not require to be made so long  as any of the  Debt Securities are  outstanding) by the Company with the Trustee  on or before April 30 of  an amount in cash or principal amount of Bonds of any series equal to the excess of the product of a specified percentage (currently 2.25%
          but  subject  to  change  as   provided  in  the  Mortgage   (see
          "Description of Debt Securities--Modification of the Mortgage" below)) and the average of the Depreciable Property (as defined) of the Company at the first and the last day of the preceding calendar year over the sum of (i) the aggregate amount expended during the preceding calendar year for property substituted for retired property, (ii) the aggregate of the property additions certified, and the cash and/or Bonds deposited pursuant to the requirements of Part I of Section 40 with respect to such year, and (iii) any credit applicable to prior years. The Company may





          under this covenant certify to the Trustee, in lieu of depositing cash or Bonds, property additions which are not then funded property (which thereupon become funded property) at cost or fair value, whichever is less.

          Release and Substitution of Property

               The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. Such provisions require that, in certain specified cases, cash be deposited with the Trustee in an amount equal to the excess of the fair value of the property to be released over the aggregate of certain computations required by the Mortgage. (See Sections 65 and 69 of the Mortgage.) The Mortgage also contains certain requirements relating to the withdrawal of release moneys. (See
          Section 67 of the Mortgage.)

          Modification of the Mortgage

               Article XX of the Mortgage provides for modifying or altering the Mortgage with the consent of the Company and by vote of the holders of at least 75% in principal amount of the outstanding Bonds which are affected by the proposed modification or alteration. No modification or alteration, without the consent of the holder of a Bond, may modify the terms of payment of the principal amount of or interest on such Bond or create an equal or prior lien or deprive such holder of a lien on the mortgaged property or reduce the above percentage.

               The Supplemental Indenture  dated as of May  1, 1979 amended
          Article XX to provide that the Mortgage may at a future date be amended (i) to delete the requirement for annual deposits pursuant to Part I of Section 40 of the Mortgage as described under "Description of Debt Securities--Maintenance and Replacement Provisions" and/or (ii) to delete the 15% limit on Bonds issued on the basis of property additions subject to prior liens as described under "Description of Debt Securities-- Issuance of Additional Bonds", upon compliance with the provisions of the Mortgage but without the favorable vote or consent of the holder of any new Bond or any other Bond issued after April 30, 1979 or including any such new Bond or other such Bond in determining whether a quorum exists or a specified percentage of holders of Bonds participated in action on any such amendment. The Company, in its application to the SEC with respect to the issuance of $70,000,000 principal amount of First Mortgage Bonds, 11% Series due 1987, proposed, and the SEC approved, a change in the specified percentage in Part II of
          Section 40 of the Mortgage (see "Description of Debt Securities-- Maintenance and Replacement Provisions") from 2.25% to 2.90%, such change to become effective on the date the Mortgage is amended as contemplated in clause (i) above and to continue at 2.90% until another change in such percentage shall be authorized or approved upon application by the Company to the SEC.





          Restriction on Common Stock Dividends

               Various restrictions on the use of retained earnings for cash dividends on Common Stock and other purposes are contained in or result from other covenants in the Mortgage and in its debenture agreement, charter provisions and orders of regulatory authorities. At December 31, 1994, the Company's consolidated retained earnings amounted to $206,361,000, of which approximately $37,000,000 were so restricted. Unless otherwise specified in a Prospectus Supplement, there will be no additional restrictions on common stock dividends.

          Concerning the Trustee

               AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary.

               The Trustee may, and upon written request of the holders of a majority in principal amount of the Bonds shall, declare the principal due upon occurrence of a completed default, but the holders of a majority in principal amount of the Bonds may annul such declaration if the default has been cured. (See Section 71 of the Mortgage.) The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (See Section 76 of the Mortgage.) No Bondholder has the right to institute any proceeding for the enforcement of the Mortgage unless such holder shall have given the Trustee written notice of a completed default, the holders of 25% in principal amount of the Bonds shall have offered to the Trustee indemnity against costs, expenses and liabilities, requested the Trustee to take action and given the Trustee reasonable opportunity to take such action. The foregoing does not affect or impair the right of a holder of a Bond to enforce the payment of the principal of and interest on such Bond on the respective due dates. (See Section 86 of the Mortgage.) The Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such Bondholders. (See Section 75 of the Mortgage.)

          Defaults

               By  Section 71 of the Mortgage, the following are defined as
          "completed defaults": default in the payment of principal; default for 60 days in the payment of interest; default in payment of principal or interest on outstanding prior lien bonds in certain cases; certain events of bankruptcy, insolvency or reorganization; and default continued for 60 days after notice in
          the  performance of  any other  covenant.   By Section 59  of the
          Mortgage, a failure to provide money for the redemption of Bonds called for redemption also constitutes a completed default. The





          Company is required to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.

                                    LEGAL OPINIONS

               Opinions with respect to the legality of the Debt Securities will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York, and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, counsel for any underwriters, dealers or agents. Simpson Thacher & Bartlett and Dewey Ballantine will rely as to matters of Virginia law, upon the opinion of Hunton & Williams, as to matters of West Virginia law, upon the opinion of Kay, Casto, Chaney, Love & Wise and as to matters of Tennessee law, upon the opinion of Hunter, Smith & Davis, all counsel for the Company.

                                       EXPERTS

               The financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports,which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

               The legal conclusions in "Security" under the caption "Description of Debt Securities", as to those matters governed by the laws of the Commonwealth of Virginia have been reviewed by Hunton & Williams, Richmond, Virginia; as to those matters governed by the laws of the State of West Virginia by Kay, Casto, Chaney, Love & Wise, Charleston, West Virginia; and as to those matters governed by the laws of the State of Tennessee by Hunter, Smith & Davis, Kingsport, Tennessee, all counsel for the Company. All of said statements are made on the authority of said firms as experts.

                                 PLAN OF DISTRIBUTION

               The Company may  sell the  Debt Securities in  any of  three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii)
          through agents.   The Prospectus Supplement relating  to a series
          of  the Debt Securities will set forth  the terms of the offering of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters'
          or agents'  compensation, any  initial public offering  price and any  discounts or  concessions allowed  or reallowed  or paid  to
          dealers.   Any initial public offering price and any discounts or





          concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

               If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any are purchased.

               Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Debt Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933.



                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.*

                    Estimation based upon the issuance of all of the Debt Securities in one issuance:





          Securities and Exchange Commission
            Filing Fees                                            $ 50,345
          State Filing and Recordation fees and
            expenses                                                 40,000
          Printing Registration Statement,
            Prospectus, etc.                                         25,000
          Printing and Engraving Debt Securities                     10,000
          Independent Auditors' fees                                 15,000
          Charges of Trustee (including counsel fees)                25,000
          Legal fees                                                133,500
          Rating Agency fees                                         86,250
          Miscellaneous expenses                                   $ 20,000

               Total                                               $405,095

          *    Estimated, except for filing fees.


          Item 15.  Indemnification of Directors and Officers.

               The Bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligations to pay judgments, settlements, penalties, fines (including any excise tax) or reasonable expenses (including attorneys' fees) incurred by such person in connection with such action, suit or proceeding if (a) such person conducted him or herself in good faith, (b) such person believed in the case of conduct in such person's official capacity with the Company (as defined) that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to its best interests, (c) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful and (d) such person was not grossly negligent or guilty of willful misconduct. Such indemnification in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding. Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such person has met the applicable standard of conduct.


               Section 13.1-698 of the Code of Virginia provides that unless limited by the articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense





          of any action, suit or proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with such action, suit or proceeding. Section 13.1-699 provides that a corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to such a proceeding in advance of final disposition of such proceeding if (a) the director furnishes a written statement of his or her good faith belief that the standard of conduct described in the paragraph above has been met; (b) the director furnishes the corporation a written undertaking by or on behalf of the director to repay the advance if it is ultimately determined that such person did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification. Section 13.1-700.1 provides procedures which allow directors to apply to a court for an order directing advances or indemnification.

               Section 13.1-702 provides that unless limited by the articles of incorporation, (a) officers are entitled to mandatory indemnification under Section 13.1-698 and to apply for court ordered indemnification under Section 13.1-700.1 to the same extent as a director, and (b) that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. Section 13.1-704 provides that any corporation shall have the power to make any further indemnity to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the stockholders or any resolution adopted, before or after the event, by the stockholders, except an indemnity against willful misconduct or a knowing violation of criminal law.

               The above is a general summary of certain provisions of the Company's Bylaws and the Code of Virginia and is subject in all respects to the specific and detailed provisions of the Company's Bylaws and the Code of Virginia.

               Reference is made to  the Selling Agency Agreement filed  as
          Exhibit 1 hereto, which provides for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

               The   Company  maintains  insurance  policies  insuring  its
          directors and officers against certain obligations that may be incurred by them.

          Item 16.  Exhibits.

               Reference  is  made  to  the information  contained  in  the
          Exhibit Index filed as part of this Registration Statement.

          Item 17.  Undertakings.

               The undersigned registrant hereby undertakes:





               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect  in the prospectus any  facts or events
               arising  after  the  effective  date  of  the   registration
               statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any  material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

               (5)  Insofar  as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Virginia, the registrant's Bylaws or otherwise, the registrant has been advised that in the opinion of  the SEC  such  indemnification is  against  public policy  as
          expressed in said Act  and is, therefore, unenforceable.   In the





          event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 4th day of April, 1995.

                                        APPALACHIAN POWER COMPANY

                                        E. Linn Draper, Jr.*
                                        Chairman of the Board and
                                           Chief Executive Officer


               Pursuant to the requirements of  the Securities Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.


                    Signature                 Title                  Date

          (i) Principal Executive
                Officer              Chairman of the Board
                                     and Chief Executive
              E. Linn Draper, Jr.*         Officer            April 4, 1995

          (ii) Principal Financial
                 Officer:

               G. P. Maloney           Vice President         April 4, 1995

          (iii) Principal Accounting
                  Officer:

               P. J. DeMaria*          Treasurer              April 4, 1995

          (iv) A Majority of the
                 Directors:





               P. J. DeMaria*
               E. Linn Draper, Jr.*
               H. W. Fayne*
               Luke M. Feck*
               Wm. J. Lhota*
               G. P. Maloney
               James J. Markowsky*
               J. H. Vipperman*                               April 4, 1995

          *By_/s/ G. P. Maloney__
          (G. P. Maloney, Attorney-in-Fact)



                                    EXHIBIT INDEX

               Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Section 201.24 and Section 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

          Exhibit No.                    Description

          *1        -    Copy of proposed form of  Selling Agency Agreement
                         for the Notes.

          4(a)      -    Copy of  Mortgage and Deed  of Trust, dated  as of
                         December 1, 1940, between the Company and  Bankers
                         Trust Company and R. Gregory Page, as Trustees, as
                         amended  and supplemented  [Registration Statement
                         No. 2-7289, Exhibit  7(b); Registration  Statement
                         No. 2-19884, Exhibit 2(1);  Registration Statement
                         No.2-24453,  Exhibit 2(n);  Registration Statement
                         No. 2-60015, Exhibits  2(b)(2), 2(b)(3),  2(b)(4),
                         2(b)(5),   2(b)(6),  2(b)(7),   2(b)(8),  2(b)(9),
                         2(b)(10), 2(b)(12),  2(b)(14), 2(b)(15), 2(b)(16),
                         2(b)(17), 2(b)(18),  2(b)(19), 2(b)(20), 2(b)(21),
                         2(b)(22), 2(b)(23),  2(b)(24), 2(b)(25), 2(b)(26),
                         2(b)(27) and 2(b)(28); Registration  Statement No.
                         2-64102, Exhibit  2(b)(29); Registration Statement
                         No.  2-66457,  Exhibits  2(b)(30)   and  2(b)(31);
                         Registration   Statement   No.  2-69217,   Exhibit
                         2(b)(32);  Registration   Statement  No.  2-86237,
                         Exhibit 4(b); Registration Statement No. 33-11723,
                         Exhibit 4(b); Registration Statement No. 33-17003,
                         Exhibit 4(a)(ii); Registration  Statement No.  33-
                         30964,  Exhibit  4(b); Registration  Statement No.
                         33-40720, Exhibit 4(b); Registration Statement No.
                         33-45219, Exhibit 4(b); Registration Statement No.
                         33-50112,  Exhibits  4(b)  and 4(c);  Registration
                         Statement No. 33-53410, Exhibit 4(b); Registration





                         Statement No. 33-59834, Exhibit 4(b); Registration Statement No. 33-50229, Exhibits 4(b) and 4(c)].

          *4(b)     -    Copy   of  Supplemental  Indenture,  dated  as  of
                         October  1, 1993,  between the Company and Bankers
                         Trust Company, providing for the issuance of $30,000,000 principal amount of First Mortgage
                         Bonds,  7.15%  Series  due November  1,  2023  and
                         $30,000,000  principal  amount  of First  Mortgage
                         Bonds, 6.00% due November 1, 2003.

          *4(c)     -    Copy  of  Supplemental  Indenture,  dated   as  of
                         November 1,  1993, between the Company and Bankers
                         Trust Company, providing for the issuance of $50,000,000 principal amount of First Mortgage
                         Bonds, 7.125% Series due May 1, 2024.

          *4(d)     -    Copy of Supplemental Indenture, dated as of August
                         15, 1994, between  the Company  and Bankers  Trust
                         Company, providing for the issuance of $21,000,000
                         principal  amount of  First Mortgage  Bonds, 7.70%
                         Series due September 1, 2004.

          *4(e)     -    Copy  of  Supplemental  Indenture,  dated   as  of
                         October 1, 1994,  between the Company  and Bankers
                         Trust Company, providing for the issuance of $50,000,000 principal amount of First Mortgage
                         Bonds, 7.85% Series due November 1, 2004.

          *4(f)     -    Copy of Supplemental Indenture, dated as of  March
                         1,  1995, between  the Company  and Bankers  Trust
                         Company, providing for the issuance of $50,000,000
                         principal  amount of  First Mortgage  Bonds, 8.00%
                         Series due May 1, 2005.

          *4(g)     -    Copy of form of proposed Supplemental Indenture to
                         be entered  into between the  Company and  Bankers
                         Trust Company, as Trustee, for the Notes.

          4(h)      -    Copy  of Agreement,  dated  as of  April 1,  1962,
                         between  the  Company  and  Manufacturers  Hanover
                         Trust Company  (now  Chemical Bank),  as  Trustee,
                         providing for the issuance of Debentures in series
                         and  for $20,000,000  principal  amount of  4-5/8%
                         Sinking  Fund  Debentures  due 1992  [Registration
                         Statement No. 2-60015,  Exhibit 2(d)(1)]; Copy  of
                         Supplemental Agreement, dated as of  July 1, 1965,
                         between  the  Company  and  Manufacturers  Hanover
                         Trust  Company (now  Chemical  Bank),  as  Trustee
                         [Registration   Statement  No.   2-24453,  Exhibit
                         2(b)]; Copy of Supplemental Agreement, dated as of
                         March   1,   1966,   between   the   Company   and
                         Manufacturers Hanover Trust Company  (now Chemical
                         Bank), as Trustee,  providing for the issuance  of





                         $30,000,000 principal amount of 6% Sinking Fund Debentures due 1996 [Registration Statement No. 2-60015, Exhibit 2(d)(3)].

          *5        -    Opinion of Simpson Thacher & Bartlett with respect
                         to the Debt Securities.

          12        -    Statement re Computations of Ratios [Annual Report
                         on Form 10-K of the Company for the fiscal year ended December 31, 1994, File No. 1-6858, Exhibit
                         12].

          *23(a)    -    Consent of  Deloitte & Touche  LLP, dated April  4,
                         1995.

          23(b)     -    Consent of Simpson Thacher & Bartlett (included in
                         Exhibit 5 filed herewith).

          *23(c)    -    Consent of Hunton & Williams.

          *23(d)    -    Consent of Kay, Casto, Chaney, Love & Wise.

          *23(e)    -    Consent of Hunter, Smith & Davis.

          *24       -    Powers of Attorney and resolutions of the Board of
                         Directors of the Company.

          *25       -    Form T-1 re eligibility of Bankers Trust Company.